SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934

                               [Amendment No. 1 ]
                                       --

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|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             PYR Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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                                 -----------------------------------------------
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                               -------------------------------------------------

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 2450
                             Denver, Colorado 80202
                                 (303) 825-3748

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held March 13, 2002

     The Annual Meeting Of Stockholders of PYR Energy Corporation will be held on March 13, 2002 at 9:00 a.m. (Denver, Colorado time) at Wells Fargo Bank, 1740 Broadway, Main Floor - Forum Room, Denver, Colorado 80202, for the following purposes:

     1.   To elect a Board Of Directors consisting of three Directors;

     2. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of Wheeler Wasoff, P.C. to serve as our independent certified accountants; and

     3. To transact any other business that properly may come before the annual meeting.

     Only the stockholders of record as shown on our transfer books at the close of business on January 21, 2002 are entitled to notice of, and to vote at, the annual meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the annual meeting.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

                                         By the Board Of Directors


                                         D. Scott Singdahlsen
                                         Chief Executive Officer
Denver, Colorado
February 1, 2002

                                 PROXY STATEMENT

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 2450
                             Denver, Colorado 80202
                                 (303) 825-3748

                         ANNUAL MEETING OF STOCKHOLDERS
                            to be held March 13, 2002

     This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board Of Directors of PYR Energy Corporation, a Maryland corporation (referred to as the "Company" or "we" or "us"), to be voted at the Annual Meeting Of Stockholders to be held at 9:00 a.m. (Denver, Colorado time) on March 13, 2002 at Wells Fargo Bank, 1740 Broadway, Main Floor - Forum Room, Denver, Colorado 80202, or at any adjournment or postponement of the annual meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about February 1, 2002.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the three nominees for director whose names are set forth on the proxy card and in favor of ratification of Wheeler Wasoff, P.C. as our independent certified accountants.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we intend to postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                            1. ELECTION OF DIRECTORS

     At the annual meeting, the stockholders will elect three directors to serve as our Board Of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the annual meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

     Each of the nominees has consented to be named in this proxy statement and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "--Executive Compensation", "--Stock Ownership Of Directors And Principal Stockholders", and "--Certain Transactions With Management And Principal Stockholders". Keith F. Carney, who currently is a director, has declined to be nominated for consideration as a director following the annual meeting, and his term as a director will expire at the annual meeting. We intend to retain a new board member who also would serve on the Audit Committee and Compensation Committee.





                                             Position With            Expiration Of Term       Initial Date
           Name                Age            The Company                As Director             As Director
           ----                ---            -----------                -----------             -----------

D. Scott Singdahlsen           43      Chief Executive Officer;      2002 Annual Meeting          August 1997
                                       President; and Chairman of
                                       the Board
S. L. Hutchison                69      Director                      2002 Annual Meeting          April 1999
Bryce W. Rhodes                48      Director                      2002 Annual Meeting          April 1999

     D. Scott Singdahlsen has served as our President, Chief Executive Officer and Chairman of the Board since August 1997. Mr. Singdahlsen co-founded PYR Energy, LLC in 1996 and served as General Manager and Exploration Coordinator. Mr. Singdahlsen was a principal and co-founder of Interactive Earth Sciences Corporation, a 3-D seismic management and interpretation consulting firm in Denver, where he served as vice president, president and lead seismic interpretation specialist from 1992 to 1996. Prior to forming Interactive Earth Sciences Corporation, Mr. Singdahlsen was employed as a Development Geologist for Chevron USA in the Rocky Mountain region. At Chevron, Mr. Singdahlsen was involved in 3-D seismic reservoir characterization projects and geostatistical analysis. Mr. Singdahlsen started his career at UNOCAL as an Exploration Geologist in Midland, Texas. Mr. Singdahlsen earned a B.A. in Geology from Hamilton College and a M.S. in Structural Geology from Montana State University.

     S. L. Hutchison has served as a Director since April 1999, when he was nominated and elected to the Board in connection with our private placement of convertible promissory notes in October and November 1998. Since 1979, Mr. Hutchison has served as Vice President and Chief Financial Officer of Victory Oil Company, an oil and gas production company based in California, and other companies in the Victory Group of companies. Also during that period, Mr. Hutchison has served as Vice President and Chief Financial Officer and a Director of Crail Capital, a real estate investment company that is owned by Victory Oil Company, and Victex, Inc., a real estate and oil and gas company. Mr. Hutchison also serves as Chief Financial Officer and a director of each of the Crail Johnson Foundation and the Independent Oil Producers Agency, and is the Treasurer and a director of the Los Angeles Maritime Institute. Mr. Hutchison received a Bachelor's degree in accounting from the University of Washington.

     Bryce W. Rhodes has served as a Director since April 1999, when he was nominated and elected to the Board in connection with our private placement of convertible promissory notes in October and November 1998. Since 1996, Mr. Rhodes has served as Vice President of Whittier Energy Company, an oil and gas investment company. Mr. Rhodes also served as Investment Manager of Whittier Energy Company from 1990 until 1996. Mr. Rhodes received B.A. degrees in Geology and Biology from the University of California, Santa Cruz, in 1976 and an MBA degree from Stanford University.

     Other Executive Officers

     Andrew P. Calerich, 37, has served as our Chief Financial Officer since August 1997, as Secretary since May 1998, and as Vice President since August 1999. From 1993 to 1997, Mr. Calerich was a business and financial consultant primarily to public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at a publicly traded oil and gas company in Denver. Mr. Calerich began his professional career in public accounting at Arthur Andersen & Company. Mr. Calerich is a Certified Public Accountant. He earned B.S. degrees in both Accounting and Business Administration at Regis College in Denver, Colorado.

     Kenneth R. Berry, Jr., 49, has served as Vice President of Land since August 1999 and as Land Manager since October 1997. Mr. Berry is responsible for the management of all land issues including leasing and permitting. Mr. Berry has 23 years of experience as an independent landman. Prior to joining the Company, Mr. Berry served as the managing land consultant for Swift Energy Company in the Rocky Mountain region. Mr. Berry began his career in the land department with Tenneco Oil Company after earning a B.A. degree in Petroleum Land Management at the University of Texas -- Austin.

     Each of the officers serves at the pleasure of the Board Of Directors. There are no family relationships among our officers and directors.

     Committees And Meetings

     The Board Of Directors met six times during the fiscal year ended August 31, 2001 and each director participated in at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which that director served during the year.

     The Board Of Directors currently has a Compensation Committee, which met three times during the fiscal year ended August 31, 2001. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits. The Compensation Committee reviews and makes recommendations concerning the compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Carney (Chairman), Hutchison and Rhodes. None of the members of the Compensation Committee is an employee of the Company.

     The Board of Directors currently has an Audit Committee consisting of Messrs. Hutchison (Chairman), Carney and Rhodes. The Audit Committee is primarily responsible for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee charter was adopted by the Board Of Directors in June 2000 and was amended by the Board in April 2001. A copy of the Audit Committee charter is attached as Exhibit A to the Company's definitive Proxy Statement regarding the Annual Meeting of the Company's stockholders held on June 18, 2001. A copy of that Proxy Statement and the accompanying Audit Committee charter were filed with the SEC on May 29, 2001 and can be found on the SEC's website at www.sec.gov. The functions of the Audit Committee and its activities during the fiscal year ended August 31, 2001 are described below under the heading "Audit Committee Report". During the fiscal year ended August 31, 2001, the Board examined the composition of the Audit Committee in light of the adoption by the SEC and the American Stock Exchange (the "AMEX") of rules governing audit committees of issuers, such as the Company, whose securities are quoted on the AMEX. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the AMEX's rules. We intend to retain a new board member after Mr. Carney resigns as a director at the annual meeting who also will serve on the Audit Committee and Compensation Committee.

     Audit Committee Report

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-K for the year ended August 31, 2001 and the unaudited financial statements included in the Quarterly Reports on Form 10-QSB for the first three quarters of the fiscal year ended August 31, 2001.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors' providing services on behalf of the Company other than audit services is compatible with maintaining the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee met three times during the fiscal year ended August 31, 2001 and has thus far subsequently met two times.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2001 for filing with the SEC. The Committee also has recommended to the Board the selection of the Company's independent auditors.

                        The Audit Committee
                                 Keith F. Carney
                                 S.L. Hutchison
                                 Bryce W. Rhodes

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We believe that during the fiscal year ended August 31, 2001, our officers, directors and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements. In making these statements concerning compliance with Section 16(a), we have relied upon the written representations of our directors and officers. In January 2002, we learned that Kenneth Berry, Jr., our Vice President of Land, was late in filing a Form 5, Annual Statement Of Changes In Beneficial Ownership, for the fiscal year ended August 31, 2000. That report concerned one exempt transaction consisting of the grant of a stock option to Mr. Berry in May 2000.

Executive Compensation

     Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the last three completed fiscal years ended August 31, 2001 by D. Scott Singdahlsen, our Chief Executive Officer, President and Chairman Of The Board, and Andrew P. Calerich, our Chief Financial Officer, Vice President and Secretary. Other than Messrs. Singdahlsen and Calerich, none of our executive officers received total salary and bonus exceeding $100,000 during any of the last three fiscal years.



                                               Summary Compensation Table

                                                                             Long-Term Compensation
                                                                             ----------------------
                                        Annual Compensation                Awards               Payouts
                             -----------------------------------------   -------------------------------

                                                              Other      Restricted             LTIP        All other
         Name and            Fiscal   Salary     Bonus        Annual        Stock     Options   Payouts    compensation
    Principal Position        Year     ($)(1)     ($)(2)   Compensation  Awards ($)     (#)     ($)(4)        ($)(5)
                                                              ($)(3)
------------------------------------------------------------------------------------------------------------------------

D. Scott Singdahlsen          2001     $128,250  $40,000       -0-           -0-        -0-       -0-          -0-
Chief Executive Officer,
President and Chairman        2000     $110,000    $-0-        -0-           -0-        -0-       -0-          -0-
Of the Board
                              1999      $77,917    $-0-        -0-           -0-        -0-       -0-          -0-
Andrew P. Calerich            2001      $90,666  $10,000       -0-           -0-        -0-       -0-          -0-
Chief Financial Officer,
Vice President and            2000      $85,000    $-0-        -0-           -0-        -0-       -0-          -0-
Secretary
                              1999      $66,667    $-0-        -0-           -0-        -0-       -0-          -0-

---------------

     (1) The dollar value of base salary (cash and non-cash) received during the year indicated.

     (2) The dollar value of bonus (cash and non-cash) received during the year indicated.

     (3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

     (4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 and 2000 Stock Option Plans.

     (5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.

     Option Grants Table

     The following table provides certain summary information concerning individual grants of stock options made during the fiscal year ended August 31, 2001 to the following named executive officers.


               Option Grants For Fiscal Year Ended August 31, 2001
               ---------------------------------------------------

                         Number of     % of Total
                         Securities    Options
                         Underlying    Granted to       Exercise
                         Options       Employees in      Price       Expiration
       Name              Granted (#)    Fiscal Year    ($/Share)        Date
      ----              -----------    ------------    ----------    ----------
D. Scott Singdahlsen      100,000        33.3%         $5.98          11/27/05
Andrew P. Calerich         45,000        15.6%         $5.438         11/27/05

     Aggregated Option Exercises And Fiscal Year-End Option Value Table

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended August 31, 2001 by the named executive officers and the value of unexercised stock options held by the named executive officers as of August 31, 2001.



                           Aggregated Option Exercises
                      For Fiscal Year Ended August 31, 2001
                         And Year-End Option Values (1)
                         ------------------------------


                                                                 Number of Securities
                                                                Underlying Unexercised       Value of Unexercised
                                                               Options at Fiscal Year-      In-the-Money Options at
                                                                     End (#) (4)            Fiscal Year-End ($) (5)

                        Shares
                        Acquired on
         Name           Exercise (2)   Value Realized ($)(3)   Exercisable  Unexercisable  Exercisable  Unexercisable
         ----           ------------   --------------------    -----------  -------------  -----------  -------------

D. Scott Singdahlsen        None               $-0-             33,333        166,667        $-0-           $-0-

Andrew P. Calerich         125,000           $749,375           80,000        135,000       $31,900       $83,550

     (1) No stock appreciation rights are held by any of the named executive officers.

     (2) The number of shares received upon exercise of options during the year ended August 31, 2001.

     (3) With respect to options exercised during the year ended August 31, 2001, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

     (4) The total number of unexercised options held as of August 31, 2001, separated between those options that were exercisable and those options that were not exercisable on that date.

     (5) For all unexercised options held as of August 31, 2001, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable and those options that were not yet exercisable on August 31, 2001 based on the closing sale price of our common stock on that date, which was $2.08 per share.

Employee Retirement Plans, Long-Term Incentive Plans and Pension Plans

     Excluding the Company's stock option plans, we do not have any long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Compensation Committee during the year ended August 31, 2001 was, during that year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries.

Compensation Committee Report on Executive Compensation

     None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual and long-term compensation of executive officers of the Company. The Compensation Committee makes recommendations to the full Board concerning compensation of executive officers and awards of stock options under the Company's stock option plans.

     Compensation Policies Toward Executive Officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate compensation to the Company's annual and long-term performance, reward above average corporate performance compared to other companies in the oil and gas industry, recognize individual initiative and achievements, and assist the Company in retaining and attracting qualified executive officers. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options, and cash bonus awards. In determining compensation, the Compensation Committee considers the matters discussed in this report as well as the recommendations of the Chief Executive Officer concerning other executive officers and employees. The Compensation Committee meet on November 20, 2000 to consider executive salaries for the fiscal year ended August 31, 2001, as well as stock option grants and cash bonuses regarding performance during the year ended August 31, 2000. This report is based on that meeting and, with respect to the discussion of executive salaries for the fiscal year ended August 31, 2000, the meeting of the Committee held on August 11, 1999.

     Executive Salaries. Executive salaries are reviewed by the Compensation Committee on a yearly basis and are set for individual executive officers based on subjective evaluations of each individual officer's performance and contributions to the Company, the Company's past performance, the Company's future prospects and long-term growth potential and a comparison of the salary ranges for executives of other companies in the oil and gas industry. Through consideration of these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company's industry.

     The consideration of the Company's performance for the year ended August 31, 2000 included a review of the Company's net loss of $983,000 for fiscal 2000 compared to a net loss of $1,140,000 for the previous year, and the increased recognition of the Company in the investment community. The consideration of the Company's future prospects and potential for long-term growth at the November 20, 2000 meeting included a review of the development of the Company's East Lost Hills prospect and the success in raising capital to fund such efforts. After completing this review, the Committee recommended, and the Board approved, increasing Mr. Singdahlsen's annual base salary to $132,000 and increasing Mr. Calerich's base salary to $93,500 for fiscal 2001.

     The consideration of the Company's performance for the year ended August 31, 2001 included a review of the development of the East Lost Hills prospect, the success in raising capital to fund such efforts and the commencement of production at the ELH #1 well. The consideration of the Company's future prospects and potential for long-term growth included advancing the Company's additional exploration projects, and continued recognition of the Company in the investment community.

     After completing its reviews at a meeting of the Committee on July 30, 2001, the Committee recommended, and the Board approved, increasing Mr. Singdahlsen's annual base salary to $175,000 for fiscal 2002.

     Stock Options. Stock options are granted to executive officers and other employees of the Company by the full Board after recommendations of the Compensation Committee as a means of providing long-term incentive to the Company's employees. The Compensation Committee believes that stock options encourage increased performance by the Company's employees and align the interests of the Company's employees with the interests of the Company's stockholders. Decisions concerning recommendations for the granting of stock options to a particular executive officer are made after reviewing the number of options previously granted to that officer, the number of options granted to other executive officers (with higher ranking officers generally receiving more options in the aggregate), and a subjective evaluation of that officer's performance and contributions to the Company as described above under "--Executive Salaries" and anticipated involvement in the Company's future prospects. While stock options are viewed by the Committee on a more forward looking basis than cash bonus awards based on prior performance, an executive officer's prior performance will impact the number of options that may be granted. At its November 27, 2000 meeting, after considering the foregoing factors, the Committee recommended that the Company grant to Mr. Singdahlsen options to purchase 100,000 shares for $5.98 per share until November 27, 2005, and grant to Mr. Calerich options to purchase 45,000 shares for $5.44 per share until November 27, 2005. The Board approved the grants recommended by the Committee.

     Cash Bonus Awards. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company's employees, including the Company's executive officers. The Compensation Committee considers the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. In determining the amounts of bonuses, the Compensation Committee considers the performance of the Company and each executive officer in the past year as described above under "--Executive Salaries". The Committee's review of the Company's performance concentrates on exploration success, prospect generation, investment community recognition of the Company and financial stability. Based on the foregoing, at its July 30, 2001 meeting the Committee recommended, and the Board approved, a bonus of $40,000 to Mr. Singdahlsen, and a bonus of $10,000 to Mr. Calerich.

     Chief Executive Officer Compensation. Generally, the compensation of the Company's Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. The Committee considered Mr. Singdahlsen's compensation after determining the base salaries and bonuses of the other executive officers and the Committee's decisions concerning Mr. Singdahlsen's compensation included consideration of the relative amounts paid to these officers and Mr. Singdahlsen's added responsibilities as Chief Executive Officer. As a result of these considerations, as well as the compensation being paid to the chief executive officers of other relatively comparable companies in the oil and gas industry, the Committee increased Mr. Singdahlsen's base salary and paid Mr. Singdahlsen the bonus as described above.

                              The Compensation Committee
                                       Keith F. Carney
                                       S. L. Hutchison
                                       Bryce W. Rhodes

     1997 Stock Option Plan

     In August 1997, our 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board Of Directors and subsequently approved by the stockholders. Pursuant to the 1997 Plan, we may grant options to purchase an aggregate of 1,000,000 shares of common stock to key employees, directors, and other persons who have contributed or are contributing our success. The options granted pursuant to the 1997 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options. The 1997 Plan may be administered by the Board Of Directors or by an option committee. Administration of the 1997 Plan includes determination of the terms of options granted under the 1997 Plan. At August 31, 2001, options to purchase 726,500 shares were outstanding under the Plan and there are no remaining options that may be granted under the 1997 Plan.

     2000 Stock Option Plan

     In March 1999, our 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board Of Directors and subsequently approved by the stockholders. Pursuant to the 2000 Plan, we may grant options to purchase shares of our common stock to key employees, directors, and other persons who have contributed or are contributing to our success. We initially could grant options to purchase up to 500,000 shares pursuant to the 2000 Plan. In June 2001, our stockholders approved an amendment which allows us to grant options to purchase up to 1,500,000 shares pursuant to the 2000 Plan. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan may be administered by the Board Of Directors or by an option committee. Administration of the 2000 Plan includes determination of the terms of options granted under the 2000 Plan. As of August 31, 2001, options to purchase 500,000 shares were outstanding under the 2000 Plan and options to purchase 1,000,000 shares were available to be granted pursuant to the 2000 Plan.

     Compensation Of Outside Directors

     Effective September 1, 1999, the Company granted options to purchase 20,000 shares of common stock to each director of the Company who is not also an employee of the Company (each, an "Outside Director") as compensation for serving as a director. The exercise price of these options is $4.13 per share. At the end of every fiscal quarter after September 1, 1999, options to purchase 2,500 shares of common stock became exercisable for each Outside Director who served as a director for the entire quarter so that all the options were exercisable as of August 31, 2001. Directors also are reimbursed for expenses incurred in connection with attending meetings and for other expenses incurred on our behalf. The directors receive no other compensation for serving as directors.

     Employment Contracts And Termination of Employment And Change-In-Control Arrangements

     We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control, except that both the 1997 Plan and the 2000 Plan provide for vesting of all outstanding options in the event of the occurrence of a change-in-control.

     Performance Graph

     The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends (regarding shares other than our common stock, on which no dividends have been paid) for (1) our common stock, (2) the American Stock Exchange Oil and Gas Index, and (3) the Standard & Poors S&P 500 Index. The comparison shown in the graph is for the period from November 12, 1996 (when trading in our predecessor, Mar Ventures Inc., began) through August 31, 1997, and for the years ended August 31, 1998, 1999, 2000 and 2001. The cumulative total stockholder return on the Company's common stock was measured by dividing the difference between the Company's share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period.

                         [Performance Graph appears here
                       based on the following data points:



                              11/12/96    8/29/97      8/31/98     8/31/99       8/31/00      8/31/01
                              --------    -------      -------     -------       -------      -------

Pyr Energy Corporation          $100     $1,300.00     $500.00    $3,700.00     $3,900.00    $1,664.00
Amex Oil and Gas Index          $100       $124.71     $106.50      $142.19       $141.82      $149.61
S&P 500                         $100       $127.81     $136.02      $187.62       $215.65      $161.07

     Stock Ownership Of Directors And Principal Stockholders

     As of December 18, 2001, there were 23,641,357 shares of common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock:


Name and Address of                             Number of Shares                  Percentage of
Beneficial Owner                                Beneficially Owned (1)            Shares Outstanding
----------------                                ----------------------            ------------------

D. Scott Singdahlsen                                1,940,366 (2)                       8.2%
1675 Broadway, Suite 2450
Denver, Colorado  80202

Keith F. Carney                                        97,402 (3)                         *
915 Bay Oaks Road
Houston, Texas  77008


                                       11


Name and Address of                             Number of Shares                  Percentage of
Beneficial Owner                                Beneficially Owned (1)            Shares Outstanding
----------------                                ----------------------            ------------------

S.L. Hutchison                                      3,229,508 (4)                       13.7%
c/o Victory Oil Company
222 West Sixth Street, Suite 1010
San Pedro, California  90731

Bryce W. Rhodes                                       269,039 (5)                       1.1%
c/o Whittier Energy Company
462 Stevens Avenue, Suite 109
Solana Beach, California  92075

All Executive Officers and Directors as a           6,204,180 (3)(4)(5)(6)(7)          25.63%
group  (six persons)

Victory Oil Company                                 3,079,384 (8)                      13.03%
222 West Sixth Street, Suite 1010
San Pedro, California  90731

---------------------------

(*)  Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) The shares shown for Mr. Singdahlsen include 200,000 shares owned by Mr. Singdahlsen's two minor children. Also includes options to purchase 33,333 shares at $4.40 per share until May 15, 2005 and 33,333 shares at $5.98 per share until November 27, 2005.

(3) Includes options to purchase 20,000 shares at $4.125 per share until December 20, 2002 that currently are exercisable or that will become exercisable within the next 60 days.

(4) Includes options to purchase 20,000 shares at $4.125 per share until December 20, 2002 that currently are exercisable or that will become exercisable within the next 60 days. Also includes the shares shown as beneficially owned by Victory Oil Company as described in note (8) below. Mr. Hutchison is the Vice President and Chief Financial Officer of Victory Oil Company. Mr. Hutchison disclaims beneficial ownership of the shares beneficially owned by Victory Oil Company.

(5) Includes 13,000 shares of common stock owned by Mr. Rhodes and 64,414 shares of common stock owned by Adventure Seekers Travel, Inc. Adventure Seekers is owned by Mr. Rhodes' wife and Mr. Rhodes is the President of Adventure Seekers. Also includes 171,625 shares that are held by Whittier Energy Company. Mr. Rhodes is a Vice President of Whittier Energy Company. Mr. Rhodes disclaims beneficial ownership of the shares beneficially owned by Whittier Energy Company. Also includes options to purchase 20,000 shares at $4.125 per share until December 20, 2002 that currently are exercisable or that will become exercisable within the next 60 days.

(6) Includes 125,000 shares of common stock and options to purchase 155,000 shares of common stock at exercise prices ranging from $.69 to $5.44 per share that currently are exercisable or that will become exercisable within the next 60 days that are held by Andrew P. Calerich, Vice-President, Chief Financial Officer and Secretary of the Company, and 32,600 shares held by Mr. Calerich's wife's individual retirement account.

(7) Includes the following securities held directly or indirectly by Kenneth R. Berry, Jr., who is Vice President of Land: an aggregate of 70,265 shares owned by various entities, IRAs, and trusts with which Mr. Berry, or his spouse or minor daughter, is associated; and options to purchase 285,000 shares of common stock at exercise prices ranging from $.69 to $5.44 per share that currently are exercisable or that will become exercisable within the next 60 days.

(8) Includes 100,000 shares owned by Crail Fund, a partnership that is owned by the shareholders of Victory Oil Company. See "Certain Transactions With Management And Principal Stockholders".

Certain Transactions With Management And Principal Stockholders

1998 Private Placement Of Notes
-------------------------------

     In November 1998, we completed the sale of convertible promissory notes in the total amount of $2,500,000 in a private placement transaction pursuant to exemptions from federal and state registration requirements. Victory Oil Company purchased $1.0 million of notes, and trusts for whom the Whittier Trust Company and Whittier Trust Company of Nevada, Inc. serve as trustee, purchased $500,000 of notes. In addition, a company owned by Bryce Rhodes' wife purchased $40,000 of these notes. The remaining notes were sold to other investors.

     These notes were automatically converted into shares of Series A Preferred Stock at the rate of one share for each $100 principal amount of notes upon approval by the stockholders of the Series A Preferred Stock on April 16, 1999. As a result, no notes are currently outstanding.

     Each share of Series A Preferred Stock issued had a face value of $100 per share. The Series A Preferred Stock was convertible, in whole or in part, into common stock at the rate of one share of common stock for each $.60 of face value of Series Preferred Stock (or 166.67 shares of common stock for each $100 face amount share of Series A Preferred Stock). All these shares of Preferred Stock were converted into shares of common stock.

     We had the right to require that one-third of the outstanding Series A Preferred Stock be redeemed or converted at any time after October 26, 1999, provided that the market value of our common stock was at least $2.40 per share based on a 45-day weighted average trading price. At October 26, 1999, we had exceeded the $2.40 per share requirement and subsequently gave notice of redemption to the holders of one-third of the Series A Preferred Stock.

     We also had the right to require all of the outstanding Series A Preferred Stock be redeemed or converted beginning at any time after October 26, 2000, provided that the market value of our common stock was at least $4.80 per share based upon a 45-day weighted average trading price. At October 26, 2000, we had exceeded the $4.80 per share trading requirement. In November 2000, we informed the holders of the Series A Preferred Stock that the outstanding shares would be redeemed at 5:00 p.m. on December 8, 2000 if they were not converted into common stock prior to that time. As a result, no shares of Series A Preferred Stock are currently outstanding.

     In connection with the sale of the convertible promissory notes, we agreed to add, and our stockholders subsequently approved the election of, S.L. Hutchison and Bryce W. Rhodes to the Board of Directors. Mr. Hutchison is the Chief Financial Officer of Victory Oil Company and Mr. Rhodes is a beneficial owner of less than five percent of the Whittier Trust Company and the Whittier Trust Company of Nevada, Inc., and a beneficiary of trusts administered by those companies that own our securities. Mr. Rhodes has no investment authority over those trusts.

     As a condition to the sale of these notes, D. Scott Singdahlsen, a director and officer of the Company entered into a voting agreement with the purchasers of the notes. Pursuant to this voting agreement, Mr. Singdahlsen agreed that he will vote all the shares of common stock owned by him in favor of the election of two nominees of the investors to serve on the Board Of Directors and for the re-election of those nominees or other nominees at any time that the aggregate percentage ownership of common equity owned by the investors is 20 percent or more of the outstanding common stock. At the annual meeting of stockholders held on March 13, 2000, all of Mr. Singdahlsen's shares were voted in favor of the two nominees. Mr. Singdahlsen is required to vote for only one nominee at any time after the aggregate percentage ownership of common equity owned by the investors is less than 20 percent and greater than or equal to 10 percent of the outstanding common stock. The obligation of Mr. Singdahlsen to vote for any nominees of the investors terminates at any time after the percentage ownership of common equity owned by the investors is less than 10 percent of the outstanding common stock. As of December 28, 2001, the percentage ownership of the common equity owned by the investors was greater than 10% but less than 20% of the outstanding common stock so that they are entitled to require that Mr. Singdahlsen vote in favor of one nominee for director. Mr. Hutchison has been nominated by the investors to serve as a director.

     Except as described above, during the fiscal year ended August 31, 2001, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

           2. PROPOSAL TO RATIFY THE SELECTION OF WHEELER WASOFF, P.C.
                      AS CERTIFIED INDEPENDENT ACCOUNTANTS

     The Board Of Directors recommends that the stockholders vote in favor of ratifying the selection of the certified public accounting firm of Wheeler Wasoff, P.C. of Denver, Colorado as the auditors who will audit financial statements, prepare tax returns, and perform other accounting and consulting services we request for the fiscal year ended August 31, 2002 or until the Board Of Directors, in its discretion, replaces them. Wheeler Wasoff, P.C. has audited our financial statements since the fiscal year ended August 31, 1997.

Independent Public Accountants

     Audit Fees. The Company paid Wheeler Wasoff, P.C. a total of $20,913 for professional services rendered for the audit of the Company's financial statements for the fiscal year ended August 31, 2001 and for their review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended August 31, 2001.

     Financial Information Systems Design And Implementation Fees. Wheeler Wasoff, P.C. did not perform services during the fiscal year ended August 31, 2001 relating to financial information systems and implementation.

     All Other Fees. The Company paid Wheeler Wasoff, P.C. a total of $11,487 for all other services performed for the Company during the fiscal year ended August 31, 2001.

     Required Vote; Board Recommendation

     An affirmative vote of the majority of shares represented at the annual meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board Of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Wheeler Wasoff, P.C. It is expected that one or more representatives of Wheeler Wasoff, P.C. will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

     The Board Of Directors unanimously recommends that the stockholders vote for approval of Wheeler Wasoff, P.C. as the Company's certified independent accountants.

                                 OTHER BUSINESS

     The Board Of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the annual meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Maryland law or our certificate of incorporation. Abstentions by those present at the annual meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2002 fiscal year, proposals by individual stockholders must be received by us no later than September 23, 2002.

     In addition, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2002 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than December 9, 2002.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     Upon written request, we will provide, without charge, a copy of our annual report on Form 10-K for the fiscal year ended August 31, 2001 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on January 21, 2002. Any request for a copy of our annual report on Form 10-K should be mailed to the Secretary, PYR Energy Corporation, 1675 Broadway, Suite 2450, Denver, Colorado 80202, (303) 825-3748.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes "forward-looking" statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, including without limitation statements under "Recent Developments Concerning The Company" regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed below in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-K for the fiscal year ended August 31, 2001. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements. This Notice and Proxy statement are sent by order of the Board Of Directors.



Dated:  February 1, 2002                             D. Scott Singdahlsen
                                                     Chief Executive Officer

                                    * * * * *